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Exhibit 10.24

         LEASE AGREEMENT

by and between

2945 WILDERNESS PLACE, LTD

LANDLORD

and

Tapestry Pharmaceuticals, Inc.

TENANT

LEASE SUMMARY
(Triple Net)

1.	Landlord:	2945 WILDERNESS PLACE, LTD.
2.	Landlord's Address (¶39):	7490 Clubhouse Road, #201 Boulder, Colorado 80301
3.	Tenant:	Tapestry Pharmaceuticals, Inc.
4.	Tenant's Address (¶39):	2945 Wilderness Place Boulder, CO 80301
5.	Building and Other Improvements (¶1 A):	2945 Wilderness Place Boulder, CO 80301
6.	Leased Premises (¶1 A):	Entire Building; set forth on the plan drawing attached hereto as Exhibit A.
7.	Rentable Square Footage in Premises (¶1 B):,	29,301 approximate square feet
8.	Tenant's Pro Rata Share:	100%
9.	Base Rent (¶3 A):	$13.00 NNN psf/yr subject to Annual Rent Escalations as defined below
10.	Base Rent Adjustment (¶3 A):	Base Rent shall adjust on the first anniversary date annually by $.50/sf/yr as defined below:
Year 1 $13.00 NNN Year 2 $13.50 NNN Year 3 $14.00 NNN Year 4 $14.50 NNN Year 5 $15.00 NNN
11.	Rent Concessions:
The obligation to pay Base Rent will commence on the earlier of January 1, 2008 or when Tenant begins occupancy. Tenant will promptly notify Landlord when Tenant begins to occupy any portion of the premises. If Tenant is occupying any portion of the premises prior to January 1, 2008, Landlord shall use reasonable efforts to determine the square footage calculation ("calculation") of the occupied portion of the premises and Tenant will be charged a pro rata share for Base Rent as determined by the occupied square footage calculation. By way of example, if Tenant occupies 10,000 square feet beginning November 1, 2007, Tenant will be charged $10,833.33 as Base Rent for November 2007 ($13.00/sf NNN X 10,000 SF / 12 calendar months).

The obligation to pay Operating Expenses will commence on November 1, 2007. For clarification, if Landlord determines the amount of estimated operating expenses to be $3.75/sf, Tenant will be charged $9,156.56 each month in addition to Base Rent beginning November 1, 2007 ($3.75/sf NNN X 29,301 SF / 12 calendar months).
12.	Security Deposit (¶4):	$375,000, decreased by $60,000 per year capped after Year 4 of the Original Lease Term to a minimum balance of $135,000 to be held by Landlord until lease termination.

13.	Term (¶2):	60 Months (5 years)
14.	Scheduled Term Commencement Date (¶2):	November 1, 2007
15.	Term Expiration Date (¶2):
Five years from the commencement date with options for two five-year extensions. If the commencement date occurs on any day other than the 1st day of the calendar month the expiration date is five (5) years from the last day of the calendar month during the commencement date month.
16.	Permitted Use (¶16):	General office, pharmaceutical research and development, (including vivarium, chemistry and biological laboratories, and manufacturing process development.)
17.	Tenant Finish Allowance:
$100,000.00 or $3.41 per square foot (29,301 RSF) to be applied against the Tenant Improvements (paid in installments after receiving approved progress payment from a general contractor or Tenant or other agent(s) of Tenant). If the total tenant improvements are less than the tenant improvement allowance, the remaining balance will be forfeited to Landlord and shall not be applied to cabling, wiring, data, electrical or other associated expenses, including Base Rent or any other charges due under this lease agreement.

This is a summary of the contents of the Lease only. This summary shall be read and construed in conjunction with the terms and conditions of the Lease.

LANDLORD:			TENANT:
2945 Wilderness Place, LTD. A Colorado Limited Partnership			Tapestry Pharmaceuticals, Inc. 4840 Pearl East Circle Suite 300W Boulder, CO 80301
By:	K&B Properties — 2945 Wilderness Place, LLC Its General Partner
	By:		By:
		Michael S. Berman Member	Kai Larson Vice President General Counsel

33.	MECHANIC'S LIEN — REMOVAL BY TENANT	19
34.	MEMORANDUM OF LEASE — RECORDING	19
35.	NOTICE PROCEDURE	19
36.	ENTIRE AGREEMENT, ETC	19
37.	BINDING UPON SUCCESSORS — DUPLICATE EXECUTION	20
38.	PARTIAL INVALIDITY	20
39.	MISCELLANEOUS	20
40.	TENANT FINISH AND POSSESSION	20
41.	ZONING	20
GENERAL ADDENDUM — OPTION TO RENEW		22
EXHIBIT "A" — PREMISES FLOOR PLAN		25
EXHIBIT "B" — TENANT IMPROVEMENT WORK AGREEMENT		26
EXHIBIT "C" — TENANT IMPROVEMENT CHECKLIST		27
EXHIBIT "D" — RULES AND REGULATIONS		28
EXHIBIT "E" — PARKING AGREEMENT		31

LEASE AGREEMENT
(Triple Net)

        THIS LEASE AGREEMENT, made and entered into this 15th day of March, 2007, by and between 2945 WILDERNESS PLACE, LTD.(hereinafter referred to as "Landlord") and Tapestry Pharmaceuticals, Inc. (hereinafter referred to as "Tenant"):

        WITNESSETH:

        In consideration of the covenants, terms, conditions, agreements and payments as hereinafter set forth, the parties hereto covenant and agree as follows:

1.     PROPERTY — LEASED PREMISES/SQUARE FOOTAGE

        A.    Leased Premises

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain space (the "Leased Premises"), the approximate area and location of which are delineated on Exhibit "A" which is attached hereto and incorporated by reference herein. The Leased Premises are, for purposes of this Lease Agreement, considered to be a part of the 2945 Wilderness Place Building (the "Building") and the common elements thereof which is located on the following-described real property:

  Lot 2, Colorado & Southern Industrial Park, together with joint access across Lot 3 as contained in Agreement recorded April 16, 1996 on Film 1403 as Reception No. 753154 and Joint Access and Shared Parking Agreement by and between Railhead I Associates, a Colorado General Partnership and Railhead II Associates, a Colorado Partnership as contained in instrument recorded April 16, 1986 on Film 1403 as Reception No 753155. The Plat of which is recorded as Plan File P10, F2, No. 47, County of Boulder, State of Colorado;

otherwise known as 2945 Wilderness Place, Boulder, CO. The Building and real property are together referred to as the "Property".

        B.    Square Footage

        The total rentable square footage of the Leased Premises is 29,301 square feet. For all purposes of calculating Tenant's proportional share of costs and expenses of the improvements which are to be paid by Tenant pursuant to the terms hereof (hereinafter referred to as "Tenant's pro rata share"), these square footage figures shall be deemed conclusive. The Tenant's pro rata share is its square footage, divided by 29,301 square feet, as listed on ¶8 of the Lease Summary.

2.     TERM

        The term of this Lease shall commence at 12:00 noon, on the date listed in ¶14 of the Lease Summary (the "Commencement Date"), and unless terminated or extended as herein provided for, shall end at 12:00 noon on the date listed in ¶15 of the Lease Summary. The foregoing dates may be modified by the terms of the Tenant Improvement Work Agreement ("Work Letter") attached to and incorporated in this Lease as Exhibit "B".

3.     RENT

        A.    BASE RENT

        Tenant shall pay to Landlord, at the address of Landlord as herein set forth, the following as rental for the Leased Premises:

        1.    Base Rent.    As Initial Base Rent for the Premises, the amount set forth in ¶9 of the Lease Summary multiplied by the number of rentable square feet in the Premises listed in ¶7 of the Lease Summary, for each year of the Term, shall be payable in advance and without notice, in monthly installments of one-twelfth of the annual rental as so determined. The first such installment is due on the earlier of January 1, 2008 or when Tenant begins to occupy the premises as set forth in ¶11 of the Lease Summary, and each subsequent installment is due on the first day of each calendar month thereafter. If the Commencement Date or last day of the Term is other than the first day of a calendar month, the monthly rentals set forth herein shall be prorated for the portion of the Term included within the month in which such day occurs. Tenant shall pay the first months rent upon Lease execution.

        2.    Adjustments.    Commencing on the first anniversary date of this Lease, and each year thereafter on the same date during the term of this Lease, the base monthly rental due hereunder shall be increased by $.50/sf/yr according to the following Base Rent schedule:

Year 1	$13.00 NNN
Year 2	$13.50 NNN
Year 3	$14.00 NNN
Year 4	$14.50 NNN
Year 5	$15.00 NNN

        The first adjustment of the base monthly rental herein set forth shall take place on November 1, 2008 ("first adjustment date"). The increased monthly Base Rental as so determined shall commence as of each anniversary date of this Lease and shall continue monthly until readjusted as herein provided.

        B.    OPERATING COSTS

        1.    Operating Costs.    In addition to Base Rent, Tenant shall pay to Landlord, at the times and in the manner hereinafter provided, as Additional Rent, its pro rata share of Building and Property Operating Costs.

        (a)   Inclusions:    The Operating Costs for which the Tenant is liable to the Landlord include all expenses incurred by Landlord with respect to the maintenance and operation of the Building and land upon which the Premises are a part, including, without limitation, maintenance and repair costs of all systems and improvements, utilities, sewer, security, janitorial, trash and snow removal, landscaping, pest control, reasonable and customary (in the Boulder, Colorado area) management fees, wages and fringe benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Building, all services, supplies, repairs, replacements or other expenses for maintaining, in addition to the Building and land of which the leased Premises are a part, the common and parking areas, and the Premises to the extent such items and services are provided in general to office tenants of the Building. The term Operating Costs also includes all real property taxes and installments of special assessments, and all other taxes, rates, charges, levies or assessments levied upon or assessed against the Property or the Premises. If Landlord employs legal counsel in an effort to reduce or otherwise obtain relief from taxes or assessments which, if successful would have reduced the total Operating Costs, the term Operating Costs shall include the fees of such legal counsel. In addition, such insurance costs as are assessable to the Tenant shall be includeable within Operating Costs.

        (b)   Exclusions:    The term Operating Costs shall not include any capital improvement, to the Building of which the leased Premises are a part (unless such capital improvement is designed for and intended to reduce the total amount of annual Operating Costs for which the Tenant is responsible), nor replacement or repair of the foundations, structure, supports and roof nor repair, restoration or other work occasioned by fire, wind, storm or other casualty, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, advertising expenses, expenses for the renovating of space occupied or to be occupied by other tenants, interest or principal payments on any mortgage or other indebtedness of Landlord, compensation paid to an employee of Landlord above the grade of Regional Property Manager and Chief Building Superintendent, the costs of renting or occupying Landlord's main office, penalties, fines, late fees and the like (which are not the fault of Tenant,)nor any depreciation allowance on the Building.

        (c)   Historical Operating Costs:    The Landlord hereby represents and warrants that the Operating Costs for the Leased Premises for 2005 and 2006 were $3.60 per square foot, and $3.73 per square foot respectively. Landlord hereby states that the previous tenant of 2945 Wilderness Place occupied 100% of the premises and assumed full control of base building operating expenses. To the best of Landlord's knowledge. the historical operating expense figures noted in this section for calendar years 2005 and 2006 represent actual operating expenses for Landscape maintenance, Parking Lot maintenance and repair, Snow Removal services, Real Property Taxes, Property Insurance and Building Management Fees. To the best of Landlord's knowledge, the historical operating expense figures noted in this section for calendar years 2005 and 2006 do not include common, industry-standard building operating expenses including but not limited to janitorial and trash removal, utilities (including electricity, gas, water and sewer), HVAC and other mechanical equipment maintenance, window cleaning, pest control and security; which were paid for directly by the former tenant and are not included in historical operating expense figures.

        2.     Payment of Operating Costs

        (a)   Payment of Operating Costs (including Taxes and Insurance).    Landlord shall deliver to Tenant, on or about the first day of each month (or as soon thereafter as possible), an invoice for Tenant's estimated proportionate share of Operating Costs for the calendar month. Tenant shall pay that amount within ten (10) days after delivery of the invoice. Landlord may bill Tenant at a later time for costs which were omitted inadvertently, or for which cost figures were not available at the time of delivery of the invoice to the Tenant.

        (b)   Payment of Taxes and Insurance

        (i)    Landlord shall compute an estimate of Tenant's proportionate share of taxes and insurance for the appropriate calendar year and without further notice Tenant shall pay to Landlord monthly installments of those costs equal to one-twelfth of such estimate simultaneously with Tenant's payments of Base Rent. If at any time during the Term Landlord has reason to believe that the tax and insurance costs for the calendar year will exceed its prior estimate, Landlord may send an invoice directing Tenant to prepay on a monthly basis Tenant's proportionate share of one-twelfth (or on a quarterly basis to prepay one-fourth) of the amount of such estimated excess.

        (ii)   Within four (4) months following the end of each calendar year, Landlord shall deliver to Tenant a written statement (the "Statement") setting out in reasonable detail the amount of Tenant's proportionate share of Operating Costs (including taxes and insurance) for such calendar year. If the aggregate of installments of those costs actually paid by Tenant to Landlord during such calendar year is less than the amount of payments for such calendar year as detailed in the Statement, Tenant shall remit said difference to Landlord within ten (10) days after the date of delivery of the Statement. If the amount paid by Tenant is greater than the amount detailed in the Statement, Landlord shall pay the difference to Tenant within ten (10) days after delivery of the Statement to Tenant.

        (c)   Dispute Concerning Costs.    In the event of any dispute as to the Invoice or Statement, Tenant shall have the right to inspect Landlord's records relative to the costs at the office in which Landlord maintains its records during normal business hours at any time within fifteen (15) days following the furnishing by Landlord to Tenant of the Invoice or Statement. Unless Tenant shall take written exception of any item contained within the Invoice or Statement within such fifteen (15) day period, the Invoice or Statement shall be considered as final and accepted by Tenant. If Tenant makes such timely written exception, a certification as to the proper amount of Tenant's proportionate share of Operating Costs shall be made by a Certified Public Accountant designated by Landlord which certification shall be final and conclusive. Tenant agrees to pay the cost of that certification unless it is determined that Landlord's original determination of Tenant's proportionate share of Operating Costs was in error more than ten percent (10%) over Tenant's actual obligation, in which event Landlord shall pay the cost of that certification.

        C.    Payment of Rent and Additional Charges — General.    All amounts payable by Tenant to Landlord under this Lease, shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and Landlord shall have all rights against Tenant for default in any such payment as in the case of arrears of Rent. Rent shall be paid to Landlord, without deduction or set-off, in legal tender at the address of Landlord as set forth in this Lease, or to such other person or at such other address as Landlord may from time to time designate in writing. Rent shall not be deemed paid until actually received by Landlord. Tenant's obligation to pay Rent shall survive the expiration or earlier termination of this Lease.

        D.    Late Fees

        1.    Other Late Payments.    In addition to all other remedies provided Landlord, in the event any amounts payable by Tenant to Landlord under this Lease, other than the Base Rent, is not received by Landlord on or before the fifth day of the month for which it is due or such other due date as may be specifically provided herein, Landlord shall be entitled to collect a service charge of One Hundred Dollars, or ten percent (10%) of the past due amount, whichever is greater, which shall be due and payable without notice. This amount is the parties' reasonable estimate of the increased accounting, bookkeeping, clerical and other costs which would be incurred by Landlord.

        2.    Not Sufficient Funds.    In the event Tenant pays any amount required hereunder by check which is dishonored for Not Sufficient Funds in the account, Tenant shall also be liable to Landlord for $50.00 per dishonored check plus any additional charges incurred by Landlord resulting from such dishonored check. Further, payment shall not be deemed received until the check is honored or cash or certified funds are paid to Landlord.

        3.    Rent Concessions.    At the time of entering into this Lease, Landlord granted certain rent concessions to Tenant, on the condition that Tenant not be in breach of any of the terms or conditions of the Lease. Those rent concessions are described in ¶11 of the Lease Summary. In addition to any other remedies available to Landlord, in the event Tenant is ever in default under this Lease, which default is not cured within 48 hours of written notice of the default from Landlord, then Landlord, at its option, may void such rent concessions and thereafter Tenant shall pay rent as though no concessions had originally been given.

4.     SECURITY DEPOSIT

        Tenant has deposited with Landlord the sum listed in ¶12 of the Lease Summary as security for the performance by Tenant of the terms of this Lease. Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms of this Lease, including, but not limited to, any damages or deficiency in the reletting of the leased property, whether such damages or deficiency accrued before or after summary proceedings or other reentry by Landlord. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit monies with the Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be considered a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds and Tenant shall not be entitled to interest on the deposit. Landlord shall, within sixty (60) days after the termination of this Lease or surrender and acceptance of the Leased Premises, whichever occurs last, return to Tenant the full security deposit or provide Tenant with a written statement listing the exact reasons for the retention of any portion of the security deposit. In the event of a sale of the Property, Landlord shall have the right to transfer the security deposit to the new owner and Landlord shall thereupon be released from all liability for the return of such security. In such case, Tenant shall look solely to the new landlord for the return of such security. Except in the case of a sale or transfer of all or substantially all of Tenant's business, Tenant shall not assign or encumber the money deposited as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance. Similarly, Landlord shall not encumber nor assign the money deposited as security and Tenant shall not be bound by such encumbrance or assignment; provided, however, that Landlord may assign the security deposit to the new owner in the event of sale of the Building or the Premises.

5.     TAXES — REAL PROPERTY SPECIAL ASSESSMENTS — RESPONSIBILITY

        A.    Landlord's Taxes.    Landlord shall pay real estate taxes and assessments, excepting Tenant's Taxes under Article 5.B, which are levied, assessed or charged by any governmental authority upon the Property. Tenant shall reimburse to Landlord its prorated share of such taxes as required in ¶3B.

        B.    Tenant's Taxes.    Tenant shall pay before delinquency every tax, assessment, license fee, excise and other charge, however described, which is levied, assessed or charged against Tenant by any governmental authority upon or on account of:

        1.     Operations at, occupancy of, or conduct of business in or from the Premises by or with the permission of Tenant; and

        2.     Fixtures or personal property in the Premises which do not belong to the Landlord.

        If the Tenant fails to pay any such tax for which it is liable, and if the non-payment thereof may result in the imposition of any lien against the Building or any other property of Landlord (or the possibility of sale or forfeiture thereof), then Landlord may, following ten (10) days' written notice to Tenant, pay such amount, which amount shall immediately be due and payable to Landlord together with a surcharge of twenty percent (20%) of the amount paid. This surcharge is the parties' reasonable estimate of the cost of funds, and the accounting, bookkeeping, legal and other costs associated with such payment by the Landlord.

        C.    Right to Contest.    Landlord and Tenant shall each have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge which it is responsible to pay, provided that no contest by Tenant may involve the possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises and that upon the final determination of any contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest.

6.     UTILITIES — RESPONSIBILITY

        Tenant shall promptly pay all charges for heat, gas, water, sewer, electric service and any other utility service used or consumed on the Leased Premises. As to those utilities which are not separately metered or assessed to the Leased Premises, and those which are used in common with other tenants of or portions of the improvements in which the Leased Premises are located, Tenant shall pay to

Landlord as Operating Costs under the terms hereof Tenant's pro rata share of said costs. As to any utility services which are separately metered or assessed to the Leased Premises, Tenant shall, within five (5) days from presentation of the statement from Landlord for such utility service as are metered or assessed to the Leased Premises, pay to Landlord as additional rent under the terms hereof the amount of said statement in addition to the above pro rata share of such utility services that are used in common in the improvements in which the Leased Premises are located. In no event shall Landlord be liable for any interruption or failure in the supply of any utility to the Leased Premises or the improvements, whether the obtaining of and/or payment for such utility is the responsibility of Tenant or Landlord.

7.     HOLDING OVER

        If, after expiration of the term of this Lease and all properly exercised extensions thereof, Tenant shall remain in possession of the Leased Premises and continue to pay rent without a written agreement as to such possession, Tenant shall be deemed a month-to-month Tenant and the rental rate during such holdover tenancy shall be equivalent to 150% of the monthly rental paid for the last month of tenancy under this Lease. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having been first obtained.

8.     MODIFICATIONS OR EXTENSIONS

        A.    No modification of this Lease shall be binding unless in writing, signed by the parties hereto and endorsed hereon or attached hereto.

        B.    Tenant has been granted two options to extend the term of this Lease for five years each (ten years total.) If Tenant wishes to exercise the option to extend, Tenant shall give Landlord notice of exercise not less than twelve months prior to expiration of the lease term (or extension term.) In the event Tenant timely exercises an option to Extend, Landlord shall, on or before the ninth month prior to the expiration of the term, notify Tenant of Landlord's good faith determination of the Base Rent for the Extended Term (the "Landlord's Option Rent Response"). Tenant shall, within thirty days of receiving Landlord's Option Rent Response, either (i) cancel the exercise of the Option to Extend, with no liability or obligation upon Tenant therefore; or (ii) accept Landlord's Option Rent Response by notice to Landlord; or (iii) notify Landlord of Tenant's desire to fairly determine current market rental values for similar office space in the Boulder, Colorado area as set forth below. If Tenant fails to respond to Landlord's Option Rent Response within the 30 day time period described above, then Landlord's determination of FMV set forth in the Landlord's Option Rent Response shall be conclusive and binding. If Tenant notifies Landlord of Tenant's desire to fairly determine current market rental values for similar office space in the Boulder, Colorado area, then Landlord and Tenant shall attempt to agree upon the Base Rent for the Extended Term ("Option Rent"), using their good faith efforts. If Landlord and Tenant fail to reach agreement on the Option Rent within ten (10) business days following Tenant's receipt of Landlord's Option Rent Response, then within five (5) business days after demand by either Landlord or Tenant, each party shall simultaneously present to the other and certify to each other such party's final offer regarding the Option Rent for the Extended Term (each, a "Last Offer"). If the parties fail to agree on the Option Rent within ten (10) business days following Tenant's receipt of Landlord's Option Rent Response, such Last Offers shall be submitted to arbitration by Landlord and/or Tenant (the "Arbitration Demand") as set forth below and in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association, or its successor

        (1)   Landlord and Tenant shall each appoint one arbitrator (each, an "Original Arbitrator") who shall be a real estate broker with at least ten (10) years experience in the leasing of commercial properties in Boulder, Colorado. Original Arbitrators shall be appointed within fifteen (15) days after the Arbitration Demand.

        (2)   The two Original Arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator ("Neutral Arbitrator"; and together with the Original Arbitrators, the "Arbitration Panel"). The Neutral Arbitrator shall also be a real estate broker with at least ten (10) years experience in the leasing of commercial properties in Boulder, Colorado.

        (3)   The sole role of the Arbitration Panel shall be to determine the FMV for the Extended Term. In determining the FMV, the Arbitration Panel shall take into account the following: (A) the Arbitration Demand; and (B) what a willing, comparable, renewal, non-equity tenant would pay, and what a willing comparable landlord in the Boulder area would accept at arms length, in either case, giving appropriate consideration to all economic benefits achievable by Landlord, such as monthly Base Rent (including periodic adjustments), Additional Rent in the form of operating expense reimbursements.

        (4)   If either Landlord or Tenant fails to appoint an Original Arbitrator within fifteen (15) days after the other party's Arbitration Demand, then the first appointed Original Arbitrator shall select a Last Offer to serve as the Option Rent for the Extended Term using the same criteria applicable in case of a Neutral Arbitrator under Section 8(B)(iii) above.

        (5)   If the two (2) Original Arbitrators fail to agree upon and appoint a Neutral Arbitrator, or if both parties fail to appoint an Original Arbitrator, then the Neutral Arbitrator shall be appointed by the American Arbitration Association, or a successor entity.

        (6)   The cost of an Original Arbitrator shall be borne by the appointing party. The cost of the Neutral Arbitrator and other customary costs payable to third parties initially shall be paid by Landlord and Tenant equally.

        (7)   If the actual FMV of the Premises as determined by the Arbitration Panel is greater than Landlord's determination or differs from Landlord's determination of FMV as set forth in the Last Offer by ten percent 10% or less, the costs of arbitration pursuant to this Article shall be paid by Tenant. If the actual FMV of the Premises as determined by the Arbitration Panel is less than Landlord's determination of FMV as set forth in the Last Offer by greater than ten percent 10%, the costs of arbitration shall be paid by Landlord.

        (8)   In the event that the Option Rent has not been determined pursuant to the terms hereof prior to the commencement of the Extended Term, Tenant shall be required to pay the Option Rent at the lesser of Landlord's Last Offer or one hundred fifteen percent (115%) of the Base Rent in effect at the end of the immediately preceding Renewal Term. Upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

9.     SIGNS/CONSTRUCTION — LANDLORD'S APPROVAL — TENANT'S RESPONSIBILITY

        A.    Signs

        Tenant shall not erect any sign in, on, or near the Leased Premises, or the improvements of which the Leased Premises are a part regardless of size or value without the prior written consent of Landlord, not to be unreasonably withheld, and all such signs approved by Landlord pursuant hereto shall strictly conform to Landlord's requirements and specifications for the sign and placement thereof, and to the sign code of the City of Boulder.

        B.    Construction — Tenant's Responsibility

        During the term of this Lease and subject to the provision of 9(C) hereof, Tenant may at Tenant's expense, erect inside partitions, add to existing electric power service, add telephone outlets, add light fixtures, install additional heating and/or air conditioning, or make such other changes or alterations as Tenant may desire. At the end of this Lease, and provided Tenant is not in default hereunder, all such fixtures, equipment, additions and/or alterations (except trade fixtures and movable items installed by Tenant) shall be and remain the property of Landlord; provided, however, Landlord shall have the option to require Tenant to remove any or all such fixtures including trade fixtures, equipment, additions and/or alterations and restore the Leased Premises to the condition existing immediately prior to such change and/or installation, normal wear and tear excepted, all at Tenant's cost and expense. Movable Items are hereby defined as those items and trade fixtures which are typically and customarily defined and recognized in the commercial real estate industry as items and trade fixtures belonging to tenants and not the landlord; i.e. movable items as defined herein do not include any items or fixtures that are currently present in the building belonging to Landlord that may become movable if removed from the building. All such work shall be done in a good and workmanlike manner and shall consist of new materials unless agreed to otherwise by Landlord. Any and all repairs, changes and/or modifications thereto shall be the responsibility of and at the cost of Tenant.

        C.    Construction — Landlord's Approval and Requirements

        Except for computer networking, and telephone improvements, and other improvements set forth on Exhibit C hereto, Tenant shall not make any improvement, addition, change, construction or alteration to the interior of the Leased Premises the cost of which is in excess of three thousand Dollars ($3000.00) without the written approval of Landlord being obtained by Tenant prior to the commencement of such work. Landlord will not unreasonably withhold, condition, or delay consent. Prior to the cutting of any holes in the roof, floor and/or any exterior surfaces and prior to any work being performed and/or any equipment being installed on the roof by Tenant, Tenant shall obtain the written approval of Landlord and, if Tenant fails to obtain such prior written approval, any repairs required to replace the roof, floor and any exterior surfaces to their original condition shall be the responsibility of Tenant and all costs thereof shall be paid by Tenant. As a condition to the granting of any approval required pursuant hereto, Landlord shall have the right to require Tenant to furnish a bond or other security acceptable to Landlord sufficient in the opinion of Landlord to assure completion of any payment for all such work to be so performed. In all cases in which Landlord's approval is required, Landlord will not unreasonably withhold, condition, or delay consent.

10.   MAINTENANCE, REPAIR, ALTERATIONS AND IMPROVEMENTS BY TENANT

        A.    Conditions of Premises.    Tenant acknowledges that Tenant will operate certain building and mechanical equipment on a 24 hour, 7-day per week basis. Accordingly, Landlord will not be specifically responsible, as stated herein, for making repairs and alterations as needed, including foundations, structures, supports and repairs and alterations to the roof, that are necessitated or required due to Tenant's use and occupancy of the building. Therefore, except to the extent that Landlord is specifically responsible for repairs, alterations and maintenance under this Lease, Tenant shall maintain the Premises and all improvements therein in good order and condition, including:

        1.     Subject to reasonable and ordinary wear and tear, repainting and redecorating the Premises and cleaning drapes and carpets at reasonable intervals as needed; and

        2.     Making repairs, replacements and alterations as needed (not including the foundations, structure, supports and roof except as noted in Section 10(A)) including those necessary to comply with the requirements of any governmental or quasi-governmental authority having jurisdiction, except that such repairs, replacements and alterations shall be performed by Landlord and be at Landlord's expense if such governmental or quasi-governmental requirements are of general applicability to all tenants in the Building.

        B.    Failure to Maintain Premises.    If Tenant fails to perform any obligation under Article 10.A following ten (10) days' written notice from Landlord, then Landlord may enter the Premises and perform such obligations without liability to Tenant for any loss or damage to Tenant thereby incurred (except damage due to willful misconduct or negligence), and Tenant shall pay Landlord for the cost thereof, plus 20% of such cost for overhead and supervision, within ten (10) days of receipt of Landlord's invoice therefor.

        C.    Alterations by Tenant.    Tenant may from time to time at its own expense make changes, additions and improvements in the Premises to better adapt the same to its business, provided that any such change, addition or improvement shall:

        1.     Comply with the requirements of any governmental or quasi-governmental authority having jurisdiction, except that such repairs, replacements and alterations shall be performed by Landlord and be at Landlord's expense if such governmental or quasi-governmental requirements are of general applicability to all tenants in the Building;

        2.     Be made only with the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned, or delayed;

        3.     Equal or exceed the then current standard for the Building;

        4.     Be carried out only by persons approved in writing by Landlord, who shall, if required by Landlord, deliver to Landlord, before commencement of the work, performance and payment bonds as well as proof of worker's compensation, public liability and property damage insurance coverage, with Landlord named as an additional insured, in amounts, carried with companies, and in the form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work will be carried out; and

        5.     Except in the case of trade fixtures and movable items as defined herein, become the property of Landlord and are surrendered to Landlord upon termination of the Lease. Landlord may, at its option, require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the condition existing at the time Tenant took possession, all costs of which shall be borne by Tenant regardless of whether such removal and/or repair is undertaken by Tenant or Landlord, before or after the termination of this Lease.

        Any increase in property taxes or fire or casualty insurance premiums for the Building attributable to such change, addition or improvement shall be borne by Tenant. Subsequent to the completion of any such change by Tenant, Tenant at its sole cost and expense shall provide Landlord with a complete set of as-built drawings reflecting said change.

11.   SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD

        A.    Services to Premises.    Subject to Tenant's payment of its Base Rent and such additional charges as are set forth in this Lease, including without limitation, Tenant's percentage share of Operating Costs, Landlord shall provide in the Premises:

        1.     Heat, ventilation and cooling (subject to governmental restrictions) as may be customary for Class B office buildings in the Boulder area, 24 hours a day, seven days a week, including holidays.            Landlord and Tenant hereby represent and warrant that all good faith efforts will be used to establish a fair market rate to be charged to Tenant as an additional operating expense, an amount which reimburses Landlord (on an monthly basis) for the additional wear and tear to mechanical equipment as a result of tenants 24 hour per day 7 day per week uses of the building HVAC and mechanical equipment.

        2.     Replacement of Building standard fluorescent tubes, light bulbs and ballasts as required from time to time as a result of normal usage.

        B.    Building Services.    Landlord shall provide in the Building:

        1.     Domestic running water in washrooms sufficient for the normal and customary use thereof by occupants in the Building;

        2.     Access to and egress from the Premises;

        3.     Heat, ventilation, cooling, lighting, electric power and domestic running water in common areas of the Building;

        4.     Subject to Tenant's payment of its Base Rent and such additional charges as are set forth in this Lease, including without limitation, Tenant's percentage share of Operating Costs, Landlord shall provide in the Premises electrical power for normal lighting and customary small business office equipment and chemistry laboratory equipment. In the event that Tenant's operations require the use of machines of high electrical consumption which may cause overloading of the Building's electrical circuits or special meter installation and temperature control, Tenant shall be responsible for any and all alterations as may be required to power such machines after receiving written approval by Landlord. Landlord reserves the right to review any such modifications before granting approval or non-approval.

        C.    Maintenance, Repair and Replacement.    Except as provided in ¶19, Landlord shall operate, maintain, repair and replace the systems, facilities and equipment directly necessary for the provision of Landlord services under this Article (except as such may be installed by or be the property of Tenant), and shall be responsible for and shall maintain and repair the foundations, structure, supports and roof of the Building and shall operate the Building as a Class A office building, provided that:

        1.     If all or part of such systems, facilities and equipment are destroyed, damaged or impaired, Landlord shall have thirty (30) days following notification of such in which to complete the necessary repair or replacement, and during that time shall be required only to maintain such services as are reasonably possible in the circumstances;

        2.     Landlord may temporarily discontinue such services or any of them at such times as may be necessary due to causes (except lack of funds) beyond the reasonable control of Landlord or for purposes of maintenance, repair, replacement, testing or examination, but at no time shall such discontinuance of service continue for thirty (30) consecutive days;

        3.     Landlord shall use reasonable diligence in carrying out its obligations under this Article;

        4.     Provided that Landlord is properly performing under this Article, no reduction or discontinuance of such services under this Article shall be construed as an eviction of Tenant or (except as specifically provided in this Lease) release Tenant from any obligation of Tenant under this Lease unless such reduction or discontinuance of service shall continue for a period of thirty (30) consecutive days; and

        D.    Additional Services.

        1.     If from time to time requested in writing by Tenant and to the extent that it is reasonably able to do so, Landlord may provide the Premises services in addition to those set out in this Article, provided that Tenant shall, within ten (10) days of receipt of any invoice for any such additional service pay Landlord therefor at such reasonable rates as Landlord may from time to time establish;

        2.     Tenant shall not without Landlord's written consent install in the Premise equipment (including telephone equipment) which generates sufficient heat to affect the temperature otherwise maintained in the Premises by the air conditioning system as normally operated. Landlord may install supplementary air conditioning units, facilities or services in the Premises, or modify its air conditioning system, as may in Landlord's reasonable opinion be required to maintain proper temperature levels, and Tenant shall pay Landlord within ten (10) days of receipt of any invoice for the cost thereof, including installation, operation and maintenance expense;

        3.     If Landlord shall from time to time reasonably determine that the use of electricity or any other utility or service in the Premises is disproportionate to the usage of other tenants, Landlord may separately charge Tenant for the excess costs attributable to such disproportionate use. At Landlord's request, Tenant shall install and maintain at Tenant's expense, separate metering devices for checking the use of any such utility or services in the Premises.

        E.    Alterations by Landlord.    Landlord may from time to time:

        1.     Make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary to serve the Premises or other parts of the Building, provided that such changes or additions are in accordance with the character of the Premises as leased;

        2.     Make changes in or additions to any part of the Building not in or forming part of the Premises; and

        3.     Change or alter the location of any areas of the Building which may, from time to time, be designated by Landlord for use during normal business hours by Tenant in common with all tenants in the Building but under the exclusive control of Landlord, so long as such foregoing changes and/or alterations do not render the Building to be less than a Class A office building.

12.   COMPLIANCE WITH LAWS, NUISANCE

        Tenant shall conform to all present and future laws and ordinances (including building and fire codes) of any governmental or quasi-governmental authority having jurisdiction over the Leased Premises. Tenant shall not commit or suffer any waste on the Leased Premises nor shall Tenant permit any nuisance to be maintained in the Leased Premises or permit any disorderly conduct, common noise or other activity having a tendency to annoy or disturb any occupants of any part of the improvements of which the Leased Premises are a part and/or any adjoining property.

13.   LIABILITY FOR OVERLOAD

        Tenant shall be liable for the cost of any damage to the Leased Premises, the improvements of which the Leased Premises are part or the sidewalks and pavements adjoining the same which will result from the movement of heavy articles by Tenant. Tenant shall not unduly load or overload the floors or any part of the Leased Premises.

14.   GLASS AND DOOR RESPONSIBILITY

        All glass and doors on the Leased Premises, including the entrance doors, shall be the responsibility of Tenant. Any replacement or repair of a like kind shall be promptly completed by and at the expense of Tenant, and any change of doors or glass from that previously existing shall be first approved by Landlord in writing.

15.   RULES AND REGULATIONS

        Landlord reserves the right to adopt and promulgate reasonable rules and regulations applicable to the Leased Premises and the land and improvements of which the Leased Premises are a part and from time to time to amend or supplement said rules or regulations. Notice of such rules and regulations and amendments and supplements thereto shall be given to Tenant, and Tenant agrees to comply with and observe such rules and regulations and amendments and supplements thereto; provided, however, the same shall apply uniformly to all tenants of the improvements of which the Leased Premises are a part. Landlord shall use reasonable efforts to secure compliance by all tenants and other persons with the rules and regulations, but shall not be responsible to Tenant for failure of any person to comply with such rules and regulations. The current rules and regulations are attached as Exhibit D. In any conflict between the Rules and Regulations and the terms of this Lease, the Lease terms shall take precedence.

16.   USE OF PREMISES

        Tenant shall use the Leased Premises as described in ¶16 of the Lease Summary. The operation of any other business on or any other use of the Leased Premises is hereby expressly prohibited. Tenant shall keep the business being conducted on the Leased Premises open for business during normal business hours of all business days applicable to such business. Nothing in this Lease shall be construed as granting Tenant an exclusive right to the sale or furnishing of any particular merchandise or service. Tenant shall continuously and uninterruptedly during the term of this Lease, occupy and use the Leased Premises for the purposes hereinabove specified unless prevented from so doing by causes beyond Tenant's control. No auction, fire or bankruptcy sales may be conducted in the Leased Premises or on the improvements or real property of which the Leased Premises are a part without the prior written approval and consent of Landlord. Tenant shall not carry any stock of goods or do anything in or about the Leased Premises which will, in any way, void or make voidable or tend to increase the rates for any insurance on the Leased Premises and/or the improvements of which the Leased Premises are a part and/or the real property on which said improvements are located. Tenant agrees to pay, as additional rent, an amount equal to any increase in the insurance premiums that may be charged during the term of this Lease for the amount of the insurance carried by Landlord on the total improvements of which the Leased Premises are a part when such increase results from activities carried on by Tenant on the Leased Premises or the improvements or real property of which the Leased Premises are a part, whether or not Landlord has consented to the same.

17.   INSURANCE — RESPONSIBILITY OF TENANT

        A.    Tenant's Insurance.    During the Term, Tenant shall maintain at its own expense:

        1.     Property Insurance coverage for all risk or special causes of loss in amounts equal to full replacement value of Tenant's improvements and all property in the Premises which is not owned by Landlord; and

        2.     Liability insurance, with Landlord named as an additional insured, against all claims for bodily injury and property damage in the amount of $1,000,000 per occurrence and $2,000,000 general aggregate.

        Policies for such insurance shall be in a form and with an insurer reasonably acceptable to Landlord. Tenant shall furnish Landlord with satisfactory proof of all insurance policies required to be maintained by Tenant, together with evidence of payment of the premiums thereof and will deliver all renewals without necessity of demand therefor.

18.   INSURANCE — RESPONSIBILITY OF LANDLORD

        The Landlord shall have and maintain in effect at all times, fire, extended coverage and vandalism and malicious mischief insurance in such amounts as shall be determined appropriate by Landlord and shall notify Tenant of the premium therefor. Within fifteen days from receipt of notification of the amount of such premium, Tenant shall pay to Landlord as additional rent due under the terms hereof Tenant's pro rata share of such amount.

19.   DAMAGE TO LEASED PREMISES

        If the Building or the Leased Premises are damaged by fire or any other cause, the following provisions shall apply:

        A.    If the damage is to such extent that the cost of restoration, as estimated by Landlord, will equal or exceed 30% of the replacement value of the Building, or equal or exceed 30% of the value of the Leased Premises, in its condition just prior to the occurrence of the damage, Landlord may, no later than the 60th day following the damage, give Tenant notice stating that it elects to terminate this Lease. If such notice shall be given: (i) this Lease shall terminate on the third day after the giving of said notice; (ii) Tenant shall surrender possession of the Premises within a reasonable time thereafter; and (iii) the rent and additional rent shall be apportioned as of the date of such surrender and any rent paid for any period beyond said date shall be repaid to Tenant.

        B.    If the cost of restoration, as estimated by Landlord, shall amount to less than 30% of said replacement value of the Building or of the Leased Premises, or if despite the cost Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Premises with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord, and Tenant shall not have the right to terminate this Lease. Landlord need not restore fixtures, improvements or other personal property of Tenant.

        C.    In any case in which the use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in rent depending on the period for which and the extent to which the premises are not reasonably usable for the purposes for which they are leased hereunder. The words "restoration" and "restore" as used in this paragraph shall include repairs. If the damage results from the fault of Tenant, or Tenant's agents, servants, visitors or licensees, Tenant shall not be entitled to any abatement or reduction of rent, except to the extent, if any, that Landlord receives the proceeds of rent insurance in lieu of such rent.

        D.    In any event of loss or damage to the Building, the Premises and/or any contents, each party shall look first to any insurance in its favor before making any claim against the other party; and to the extent possible without additional cost, each party shall obtain, for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance, and each party, to such extent permitted, for itself and its insurers waives all such insured claims against the other party (its officers, directors, agents, employees, invitees and subtenants).

20.   INSPECTION OF AND RIGHT OF ENTRY TO LEASED PREMISES

        A.    Tenant shall have until 3:00 PM MST Tuesday March 6, 2007 to inspect the Leased Premises and Landlord shall provide access to the Leased Premises to conduct such an inspection. During such period, Tenant shall have the absolute right at Tenant's sole discretion to terminate this Lease without liability or obligation. If, however, Tenant does not so terminate this lease prior to 3:00 PM MST Tuesday March 6, 2007, then Tenant accepts the Leased in the condition that exists as of that date, except for Tenant Improvements under construction.

        B.    Landlord and/or Landlord's agents and employees shall have the right to enter the Leased Premises (with reasonable notice) at all times during regular business hours and, at all times during emergencies, to examine the Leased Premises, to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all materials into and upon said premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while reasonable repairs, alterations, improvements or additions are being made, for reason of loss or interruption of business of Tenant or otherwise. Landlord reserves the rights, at any time during the term hereof (with reasonable notice), to exhibit the Leased Premises to any prospective purchaser of the improvements of which the Leased Premises are a part and/or to place upon the Leased Premises and/or the improvements of which the Leased Premises are a part a notice or sign indicating the property is for sale, and, during the six months prior to the expiration of the term of this Lease or any renewal thereof, Landlord may exhibit the premises to prospective tenants and may place upon the Leased Premises notices indicating the Leased Premises are for lease. In all cases, Landlord shall cause all of Landlord's agents, employees, or invitees to follow appropriate and reasonable measures requested by Tenant (including donning appropriate laboratory clothing where necessary, and restrictions on photographing Tenant's equipment) for the protection of the health and safety of visitors, for the protection of Tenant's trade secrets, and for minimizing the disruption of Tenant's business.

21.   DEFAULT — REMEDIES OF LANDLORD

        A.    Interest and Costs.    Tenant shall pay to Landlord interest at a rate equal to the lesser of 1 1/2% per month, or the maximum rate permitted by applicable law, upon all Rent required to be paid hereunder from and after the fifth day following the due date for payment thereof until the same is fully paid and satisfied. Tenant shall indemnify Landlord against all costs and charges (including legal fees) lawfully and reasonably incurred in enforcing payment thereof, and in obtaining possession of the Premises after default of Tenant or upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, provision or agreement of Tenant herein contained.

        B.    Right of Landlord to Perform Covenants.    All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent. If Tenant shall fail to perform any act on its part to be performed hereunder, Landlord may (but shall not be obligated to) perform such act without waiving or releasing Tenant from any of its obligations relative thereto. All sums paid or costs incurred by Landlord in so performing such acts under this Article 21.B, together with interest thereon at the rate set out in Article 21.A from the date each such payment was made or each such costs incurred by Landlord, shall be payable by Tenant to Landlord on demand.

        C.    Events of Default.    If and whenever:

        1.     Part or all of the Rent hereby reserved is not paid when due; or

        2.     The leasehold interest or any goods, chattels, security deposit or equipment of Tenant is taken in execution or in attachment or if a writ of execution is issued against Tenant; or

        3.     Tenant becomes insolvent or commits an act of bankruptcy; or

        4.     A receiver shall be appointed for the business, property, affairs or revenues of Tenant; or

        5.     Tenant fails to observe, perform and keep each and every one of the covenants, agreements, provisions, and conditions herein contained to be observed, performed and kept by Tenant (other than non-payment of Rent which is a default under 21.C(1)) and persists in such failure after ten (10) days notice by Landlord requiring that Tenant remedy, correct, desist or comply, or if any such breach would reasonably require more than ten (10) days to rectify, unless Tenant commences rectification within the 10-day notice period and cures the subject failure within (30) days from the date of notice; or

        6.     Tenant abandons the Premises or any portion thereof; or

        7.     Tenant does or permits anything to be done which creates a lien upon the Premises, and fails to cause the lien to be removed within thirty (30) days; then and in any of such cases, at the option of Landlord, the Tenant shall be in default of this Lease.

        D.    Landlord's Remedies Upon Default.    In addition to any other remedy provided under this Lease, upon the occurrence of any event of default which remains uncured for 10 business days following notice, Landlord shall have the option to pursue any one or more of the following remedies:

        1.     Give Tenant written notice of intent to terminate this Lease on the date of such notice or on any later date as may be specified therein, whereupon Tenant's right to possession of the Premises shall cease and this Lease, except as to Tenant's liability, shall be terminated. (At Landlord's option and in its sole discretion and if Landlord so expressly notifies Tenant in writing, Landlord may release Tenant from liability hereunder.)

        (a)   In the event this Lease is terminated in accordance with the provisions of this subparagraph, Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's reasonable expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Rent and other charges would have been payable hereunder if this Lease had not been terminated.

        (b)   Alternatively, at the option of the Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, the total Base Rent, with adjustments, to the expiration of the original term of the Lease.

        2.     (a)    Re-enter and take possession of the Premises or any part thereof, and repossess the same and expel Tenant and those claiming through and under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. Should Landlord elect to re-enter as provided in this subparagraph, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such Term or Terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions and upon other Terms (which may include concessions of free Rent and alterations and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the Rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any Rent due upon such reletting, except that Tenant does not hereby waive any defense which Tenant may have for Landlord's failure to make reasonable efforts to release the Property, on such terms and conditions as Landlord sees fit. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

        (b)   In the event that Landlord does not elect to terminate this Lease but takes possession as provided for in this subparagraph, Tenant shall pay to Landlord (i) the Rent and other charges as herein provided which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's reasonable expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. Tenant shall pay such Rent and other sums to Landlord monthly on the days on which the Rent would have been payable hereunder if possession had not be retaken.

        E.    Remedies Cumulative.    No reference to nor exercise of any specific right or remedy by Landlord shall prejudice or preclude Landlord from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or other such remedy, but Landlord may from time to time exercise any one or more of such remedies independently or in combination.

        F.    Fees and Costs.    In the event of default by either party that results in litigation, the prevailing party shall be entitled to an award of its reasonable attorneys' fees and litigation expenses in addition to whatever rights are contained within this Lease.

22.   RELATIONSHIP OF PARTIES

        Nothing contained in this Lease shall create any relationship between the parties hereto other than that of landlord and tenant, and it is acknowledged and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business, or a joint venturer or a General Partner of a joint or common enterprise with Tenant.

23.   LEGAL PROCEEDINGS — RESPONSIBILITY

        In the event of any proceeding at law or in equity wherein Landlord, without being in default as to its covenants under the terms hereof, shall be made a party to any litigation by reason of Tenant's interest in the Leased Premises, Landlord shall be allowed and Tenant shall be liable for and shall pay all costs and expenses incurred by Landlord, including reasonable attorney fees.

24.   HOLD HARMLESS BY TENANT

        Tenant hereby indemnifies and holds Landlord harmless from and against any and all liability, claims, losses, expenses, costs, judgments, and/or demands arising from the conduct of Tenant on the Leased Premises and/or on account of any operation or action by Tenant and/or from any breach or default on the part of the Tenant or any act of negligence of Tenant, its agents, contractors, servants, employees, licensees, or invitee.

25.   ASSIGNMENT, SUBLETTING

        A.    Assignment and Subleasing by Tenant.    Tenant shall not have the right to sublease or assign this Lease without Landlord's prior written consent (which shall not be unreasonably withheld, delayed, or conditioned) and any attempt to do so shall constitute a material breach of this Lease. If, however, Landlord consents to any sublease, Tenant shall pay to Landlord, in addition to all rents and charges hereunder, 50% of any Total Rent (Base Rent plus Operating Costs) paid by such sublessee which is in excess of the Total Rent due under this Lease. Landlord shall not withhold its consent to an assignment or subletting to an assignee who is wholly owned subsidiary company of Tenant or a company which on the date of execution of this Lease owns substantially all of the outstanding stock of Tenant, or a company which results from the reconstruction, consolidation, amalgamation or merger of Tenant, or a General Partnership in which Tenant has a substantial interest, or an entity which purchases or acquires all or substantially all of Tenant's equity or assets (collectively called "Exempt Entities"), or to any other reputable entity which is financially secure and not inconsistent with the character of the Building and the other tenants.

        C.    Tenant's Obligations Continue.    No assignment, transfer or subletting (or use or occupation of the Premises by any other person) which is permitted under this Article shall in any way release or relieve Tenant of its obligations under this Lease unless such release or relief is specifically granted by Landlord to Tenant in writing.

        D.    Subsequent Assignments.    Landlord's consent to an assignment, transfer or subletting (or use or occupation of the Premises by any other person) shall not be deemed to be a consent to any subsequent assignment, transfer, subletting, use or occupation.

26.   WARRANTY OF TITLE

        Landlord covenants it has good right to lease the Leased Premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy and enjoy the premises during the term of the Lease.

27.   ACCESS

        Landlord shall provide Tenant non-exclusive access to the Leased Premises through and across land and/or other improvements owned by Landlord. Landlord shall have the right to designate, during the term of this Lease, all such non-exclusive access and other common facilities of the land and/or improvements of which the Leased Premises are a part.

28.   GOVERNMENTAL ACQUISITION OF PROPERTY

        The parties agree that Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to the acquisition of the real property and improvements thereon of which the Leased Premises are a part, it being understood and agreed that any financial settlement respecting land or improvements thereon or portions thereof or rights therein to be taken whether resulting from negotiation and agreement or condemnation proceedings, shall be the exclusive property of Landlord, there being no sharing whatsoever between Landlord and Tenant of any sum received in settlement and Tenant hereby waives any and all claim thereto. Landlord shall, after the taking of the property, provide the same amount of square feet of land area and usable building space for Tenant's operations in the immediate vicinity of the Leased Premises and in the event Landlord cannot do so, Tenant shall have the right to terminate this Lease, but shall not receive payment of any form of compensation. The taking of real property, improvements thereon, portions thereof or rights therein as noted herein shall not be considered as a breach of this Lease by Landlord, nor give rise to any claims in Tenant for damages or compensation from Landlord.

29.   CHANGES AND ADDITIONS TO IMPROVEMENTS — LANDLORD

        Landlord reserves the right at any time to make alterations or additions to the improvements of which the Leased Premises are a part and/or to building additions or other structures adjoining said improvements. Easements for light and air are not included in the leasing of the Leased Premises to Tenant. Landlord further reserves the exclusive right to the roof of the improvements of which the Leased Premises are a part except as provided for in this Lease Agreement. Landlord also reserves the right at any time to relocate, vary and adjust the size of any of the improvements, parking areas or other common areas relating to the land and/or improvements of which the Leased Premises are a part; provided, however, that all such changes shall be in compliance with the minimum requirements of governmental authorities having jurisdiction over the property.

30.   SUBORDINATION

        The Tenant agrees that its lease rights will be subordinate to those of any lending institutions making any loan upon the real property of which the Leased Premises are a part, provided that the Lease shall not be affected by any such rights of any lending institution or any conveyance to any lending institution, and Tenant agrees to attorn to such institution in the event that the Leased Premises is conveyed to such institution or other successor. Tenant further agrees to sign reasonable documents reflecting this subordination when and if requested by the Landlord.

31.   ESTOPPEL CERTIFICATE

        Tenant shall, and agrees to, execute, acknowledge and deliver to Landlord at any time within ten days after request by Landlord a statement in writing certifying if such be the case that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified), the date of commencement of this Lease, the dates on which rent has been paid, and such other information as Landlord shall reasonably request. It is acknowledged by Tenant that any such statement is intended to be delivered by Landlord to and relied upon by prospective purchasers, mortgagees, prospective mortgagees, beneficiaries and prospective beneficiaries under deeds of trust, or assignees thereof.

32.   LANDLORD'S RELEASE

        In the event of a sale or conveyance by Landlord of the improvements of which the Leased Premises are a part, such sale or conveyance (along with conveyance of Tenant's security deposit) shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event, Tenant agrees to look solely to the responsibility of the successor-in-interest to Landlord in and to this Lease. The Lease shall not be affected by any such sale or conveyance and Tenant agrees to attorn to the purchaser or assignee of Landlord.

33.   MECHANIC'S LIEN — REMOVAL BY TENANT

        Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the leased property or Tenant's leasehold estate. Tenant shall keep the title to the Property free and clear of any such liens and shall indemnify and hold harmless Landlord against any claim, loss, cost, demand and legal or other expense whether due to a lien or otherwise, arising out of the supply of material, services or labor for such work. Whenever any mechanic's lien shall have been filed against the leased property, based upon any act or interest of Tenant or of anyone claiming through Tenant, or if any security agreement shall have been filed for or affecting any materials, machinery or fixtures used in the construction, repair or operation thereof or annexed thereto by Tenant, Tenant shall immediately notify Landlord and take such action by bonding, deposit or payment as will remove the lien or security agreement. If Tenant has not removed the lien within 30 days after notice to Tenant, Landlord may pay the amount of such mechanic's lien or security agreement or discharge the same by deposit, and the amount so paid or deposited, with interest thereon, shall be deemed additional rent reserved under this Lease, and shall be payable forthwith with interest at the rate of 18% per annum from the date of such advance, and with the same remedies to Landlord as in the case of default in the payment of rent as herein provided.

34.   MEMORANDUM OF LEASE — RECORDING

        The parties hereto agree that neither this Lease nor any memorandum hereof shall be recorded.

35.   NOTICE PROCEDURE

        All notices, demands and requests which may or are required to be given by either party to the other shall be in writing and such that are to be given to Tenant shall be deemed to have been properly served if served on Tenant or an employee of Tenant or sent to Tenant by United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Tenant at the address listed in the Lease Summary, or at such other place as Tenant may from time to time designate in a written notice to Landlord; and, such as are to be given to Landlord shall be deemed to have been properly given if personally served on Landlord or, if sent to Landlord, United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Landlord at 7490 Clubhouse Road, Suite 201, Boulder, Colorado 80301, or at such other place as Landlord may from time to time designate in a written notice to Tenant. Any notice given by mailing shall be effective as of the date of mailing as shown by the receipt given therefor.

36.   ENTIRE AGREEMENT, ETC.

        This Lease and the Exhibits, Riders and/or Addenda, if any attached hereto, set forth the entire agreement between the parties. All Exhibits, Riders or Addenda mentioned in this Lease are incorporated herein by reference. Any guarantee attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the parties hereto. Submission of this Lease for examination does not constitute an option for the Premises and becomes effective as a lease only upon execution by an authorized principal or executive officer of Landlord and delivery thereof by

Landlord to Tenant. If any provision contained in a Rider or Addenda is inconsistent with a provision in the body of this Lease, the provision contained in said Rider or Addenda shall control.

37.   BINDING UPON SUCCESSORS — DUPLICATE EXECUTION

        The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors. This Lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original Lease. Tenant hereby acknowledges receipt of one of these duplicate original leases.

38.   PARTIAL INVALIDITY

        If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

39.   MISCELLANEOUS

        All marginal notations and paragraph headings are for purposes of reference and shall not affect the true meaning and intent of the terms hereof. Throughout this Lease, wherever the words "Landlord" and "Tenant" are used, they shall include and apply to the singular, plural, persons both male and female, companies, partnerships and corporations, and in reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease.

40.   TENANT FINISH AND POSSESSION

        Tenant shall have occupancy of the Leased Premises beginning November 1, 2007 and may begin work on the Tenant Improvements set forth in Exhibit C. Landlord shall contribute $100,000 to such improvements, after receiving progress payment requests from Tenant which include proof of work performed and payment thereof. Tenant shall be responsible for such Tenant Improvements(subject to the provisions of Paragraphs 9B and 9C.) Other than as set forth in this paragraph, Landlord shall have no obligations for the completion of Tenant Improvements to the Premises, and Tenant shall accept the Premises in their "as is" condition.

41.   SUITABILITY OF ZONING

        Landlord makes no representation as to the suitability of the zoning in place for the particular or specific use intended by the Tenant. It is the obligation of the Tenant to confirm with the municipality that its intended use is acceptable in the zoning category present for the property. In the event that future zoning changes or other governmental actions render the Leased Premises unusable for the Permitted Use, and Tenant's use is not "grandfathered in" as a variance, Tenant may assign or sublet as set forth in paragraph 25(A), however, Tenant shall under such circumstances be allowed to keep any and all excess rent paid by such sublessee which is in excess of the Total Rent due under this Lease.

        IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.

LANDLORD:	TENANT:
2945 Wilderness Place, LTD. A Colorado Limited Partnership	Tapestry Pharmaceuticals, Inc. 4840 Pearl East Circle Suite 300W Boulder, CO 80301

By:	K&B Properties — 2945 Wilderness Place, LLC Its General Partner
	By:	/s/ MICHAEL S. BERMAN	By:	/s/ KAI LARSON
		Michael S. Berman Member		Kai Larson Vice President General Counsel

GENERAL ADDENDUM

ADDENDUM ITEM NO. 1: Compliance with Environmental Laws — Use of Hazardous Materials by Tenant

Tenant represents, warrants, and covenants to Landlord that:

        (a)   Tenant and the Premises will remain in compliance with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations, and ordinances identified in subparagraph (h) all as amended and modified from time to time (collectively, "Environmental Laws"). Tenant will obtain and comply with all governmental permits relating to the use or operation of the Premises required by applicable Environmental Laws.

        (b)   Tenant will not allow any release, generation, manufacture, storage, treatment, transportation, or disposal of "hazardous material," as that term is defined in subparagraph (h), on, in, under, or from the Premises except in compliance with Environmental Law. Tenant will promptly notify Landlord, in writing, if Tenant has or acquires notice or knowledge that any hazardous material has been released, discharged, disposed of, transported, or stored on, in, under, or from the Premises in a manner not in compliance with Environmental Law. Tenant, at its own cost and expense, will immediately take such action as is necessary to remediate any condition not in compliance with Environmental Law, including unintended spill or leak of hazardous material, to the complete satisfaction of Landlord and the appropriate governmental authorities.

        (c)   Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with Environmental Laws. Tenant will promptly cure any such complaint, citation or demand. Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Law.

        (d)   Tenant will promptly supply Landlord with copies of all notices, reports, correspondence, and submissions made by Tenant to any local, state, or federal authority pursuant to Environmental Laws.

        (e)   Landlord and Landlord's agents, servants, and employees including, without limitation, legal counsel and environmental consultants and engineers retained by Landlord, may (but without the obligation or duty so to do), at any time and from time to time at Landlord's expense, on not less than ten (10) business days' notice to tenant (except in the event of an emergency in which case no notice will be required), inspect the Premises to determine whether Tenant is complying with Tenant's obligations set forth in this section, and to perform environmental inspections and samplings, during regular business hours (except in the event of an emergency) or during such other hours as Landlord and Tenant may agree. If Tenant is not in compliance with Environmental Law, Landlord shall provide immediate notice to Tenant of such fact and Landlord will have the right, in addition to Landlord's other remedies available at law and in equity, to enter upon the Premises immediately and take such action as Landlord in its sole judgment deems appropriate to remediate any actual or threatened contamination caused by Tenant's failure to comply. Landlord will use reasonable efforts to minimize interference with Tenant's business but will not be liable for any interference caused by Landlord's entry and remediation efforts, provided that Tenant is in fact not in compliance with Environmental Law. Upon completion of any sampling or testing Landlord will (at Tenant's expense if Landlord's actions are a result of Tenant's default under this section and at Landlord's expense if Tenant has not defaulted) restore the affected area of the Premises from any damage caused by Landlord's sampling and testing.

        (f)    Landlord recognizes that Tenant will lawfully use hazardous materials at the Premises. As Landlord does not control Tenant's activities in this regard, Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant's sole cost), and hold Landlord and Landlord's affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind (including attorneys' and experts' fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Landlord or any of them in connection with or arising from or out of:

    (1)
    any hazardous material on, in, under, or affecting all or any portion of the Premises arising as a result of Tenant's actions or inactions;

    (2)
    any misrepresentation, inaccuracy, or breach of any warranty, covenant, or agreement contained or referred to in this paragraph;

    (3)
    any violation or claim of violation by Tenant of any Environmental Law; or

    (4)
    the imposition of any lien or the recovery of any costs for environmental cleanup or other response costs relating to the release or threatened release of hazardous material. This indemnification will survive termination of this Lease. Tenant, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recovery action against Landlord under CERCLA, as that term is defined in subparagraph (h), or any state equivalent or any similar law now existing or enacted after this date.

        (g)   The provisions of this Section will be in addition to any and all obligations and liabilities Tenant may have to Landlord at common law, and will survive this Lease.

        (h)   For purposes of this Lease, "hazardous material" means: (i) "hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. 1801, all as amended and amended after this date; (ii) "hazardous wastes," as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. 6901, et seq., as amended and amended after this date; (iii) "extremely hazardous substance" as that term is defined by the Emergency Planning and Community Right-to-Know Act (EPCRA), 42 U.S.C. 11001, et seq., as amended and amended after this date; (iv) any pollutant or contaminant or hazardous, dangerous, or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, guidance or requirement (including consent decrees and administrative orders); (iv) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (v) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. '2011, et seq., as amended and amended after this date; (vi) asbestos in any form or condition; and (vii) polychlorinated biphenyls (PCBs) or substances or compounds containing PCBs.

ADDENDUM ITEM NO. 2: LENDER APPROVAL REQUIRED

        Pursuant to Landlord's lender requirements, Landlord's lender has the right to approve certain new leases and modifications to leases. Tenant hereby requires Landlord and Landlord's lender to complete its review and notify Landlord of its decision within five (5) business days of its receipt of the proposed lease agreement. This lease agreement shall not be fully executed until final approval is received from Landlord's lender and the lease agreement has been executed by Landlord and Tenant.

LANDLORD:			TENANT:
2945 Wilderness Place, LTD. A Colorado Limited Partnership			Tapestry Pharmaceuticals, Inc. 4840 Pearl East Circle Suite 300W Boulder, CO 80301
By:	K&B Properties — 2945 Wilderness Place, LLC Its General Partner
	By:		By:
		Michael S. Berman Member	Kai Larson Vice President General Counsel

EXHIBIT "A"

PREMISES FLOOR PLAN

EXHIBIT "B"

Intentionally Omitted

EXHIBIT "C"

TENANT IMPROVEMENTS

EXHIBIT "D"

RULES AND REGULATIONS

        It is further agreed that the following Rules and Regulations shall be and are hereby made a part of this Lease, and Tenant agrees that Tenant's employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations, to wit:

1.    The sidewalks, entries, passages, corridors, stairways, and elevators of the Building shall not be obstructed by Tenant, or Tenant's agents or employees, or used for any purpose other than ingress and egress to and from the Premises.

  A.
  (1)    Furniture, equipment or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant. Tenant shall cause its movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

    (2)    No safe or articles, the weight of which may in the opinion of Landlord constitute a hazard or damage to the Building or Building's equipment, shall be moved into the Premises.

    (3)    Safes and other equipment, the weight of which is not excessive, shall be moved into, from and about the Building only during such hours and in such manner as shall be prescribed by Landlord; and Landlord shall have the right to designate the location of such articles in the Premises.

  B.
  During the entire term of this Lease, Tenant shall at Tenant's expense install and maintain under each and every caster chair a chair pad to protect the carpeting.

2.    No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by the Landlord; but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A Directory in a conspicuous place, with the name(s) of Tenant(s), not to exceed one name per 500 square feet of space contained in the Premises, will be provided by Landlord; any necessary revision to this Directory will be made by Landlord at Tenant's expense, within a reasonable time after notice from Tenant of the change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, and at the expense of Tenant.

3.    Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein, constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

4.    Tenant shall not employ any person or persons other than the janitor or cleaning contractor of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant's furniture or equipment by the janitor or any of janitor's staff, or by any other person or persons whomsoever. The janitor of the Building may at all times keep a pass key, and other agents of Landlord shall at all times be allowed admittance to the Premises.

5.    Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended; and any damage resulting to the same from misuse on the part of Tenant or Tenant's agents or employees, shall be paid by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

6.    No animals shall be allowed in the offices, halls, corridors and elevators of the Building. No persons shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises.

7.    Bicycles or other vehicles shall not be permitted in the offices, hall, corridors, and elevators in the Building nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.

8.    Tenant shall not allow anything to be placed on the outside of the Building without prior written approval of Landlord, nor shall anything be thrown by Tenant or tenant's agents or employees, out of openings or balconies, doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building.

9.    No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and the toilet room, if locked by Landlord, will be furnished by Landlord; and neither Tenant nor Tenant's agents or employees shall have any duplicate keys made. At the termination of this tenancy, Tenant shall promptly return to Landlord all key to offices, toilet rooms or vaults.

10.    No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies, and/or linings at all windows and hallways.

11.    No awnings shall be placed over any window or opening.

12.    If any Tenant desires communication, computer or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wire may be introduced; and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

13.    Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building Complex.

14.    Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof.

15.    Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building; and any defacement, damage or injury caused by Tenant or Tenant's agents or employees shall be paid for by Tenant.

16.    Landlord shall at all times have the right, by and through Landlord's officers or agents, to enter the Premises and show the same to persons wishing to lease them, and may, at any time within sixty (60) days preceding the termination of Tenant's Lease Term, place upon the doors and windows of the Premises the notice "For Rent" which notice shall not be removed by Tenant.

17.    Tenant agrees that Landlord may reasonably amend, modify, delete or add new and additional rules and regulations to the use and care of the Premises and the Building of which the Premises are a part. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any rules and regulations herein set forth, or any reasonable amendments, modifications or additions thereto, Landlord shall have all remedies in this Lease provided for in the event of default by Tenant.

LANDLORD:			TENANT:
2945 Wilderness Place, LTD. A Colorado Limited Partnership			Tapestry Pharmaceuticals, Inc. 4840 Pearl East Circle Suite 300W Boulder, CO 80301
By:	K&B Properties — 2945 Wilderness Place, LLC Its General Partner
	By:		By:
		Michael S. Berman Member	Kai Larson Vice President General Counsel

EXHIBIT "E"

PARKING/LICENSE AND AGREEMENT

INTENTIONALLY DELETED

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LEASE AGREEMENT (Triple Net)
GENERAL ADDENDUM